                                                               Exhibit 4.04(b)

                              CERTIFIED TO BE A
                                  TRUE COPY
                             BY MAXINE J. LIEVOIS

                         FRANK'S NURSERY & CRAFTS, INC.
                                   (Borrower)


                                  in favor of


                          MIDLAND LOAN SERVICES, L.P.
                                    (Lender)


                          MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS


                        Dated:      March 14, 1996

                        Locations:  2450 28th Street SE
                                    Grand Rapids, Michigan 49508


                        RECORD AND RETURN TO:

                        MIDLAND LOAN SERVICES, L.P.
                        210 West 10th Street, 6th Floor
                        Kansas City, MO 64105
                        Attention:  MCF Closing Department


                        Loan No.:  94-0903604

                        Store No. 25

                        THIS INSTRUMENT WAS DRAFTED BY:

                               Michael B. Hickman
                               Morrison & Hecker
                               2600 Grand Avenue
                               Kansas City, Missouri 64108-4606

                              TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
1.   Payment of Debt and Incorporation of Covenants, Conditions and Agreements......   2
2.   Warranty of Title..............................................................   3
3.   Insurance Requirements.........................................................   3
4.   Casualty Loss..................................................................   4
5.   Payment of Taxes and Other Charges.............................................   6
6.   Escrowed Funds.................................................................   6
7.   Condemnation...................................................................   7
8.   Leases and Rents...............................................................   8
9.   Maintenance, Use and Management of Mortgaged Property..........................  10
10.  Sale of Mortgaged Property or Change in Borrower...............................  11
11.  No Other Encumbrances Permitted................................................  12
12.  Estoppel Certificates and No Default Affidavits................................  12
13.  Cooperation....................................................................  13
14.  Books and Records; Reporting Requirements......................................  13
15.  Performance of Other Agreements................................................  14
16.  Further Acts, etc..............................................................  14
17.  Recording of Mortgage, etc.....................................................  14
18.  Prepayment.....................................................................  15
19.  Events of Default..............................................................  15
20.  Default Interest...............................................................  16
21.  Right to Cure Defaults.........................................................  16
22.  Prepayment After Event of Default..............................................  16
23.  Lender's Remedies..............................................................  17
24.  Additional Lender's Remedies...................................................  18
25.  Late Charges...................................................................  20
26.  Changes in the Laws Regarding Taxation.........................................  20
27.  No Credits on Account of the Debt..............................................  21
28.  Documentary Stamps.............................................................  21
29.  Usury Laws.....................................................................  21
30.  Right of Entry.................................................................  21
31.  Reasonable Use and Occupancy...................................................  21
32.  Security Agreement.............................................................  21
33.  Actions and Proceedings........................................................  22
34.  Waiver of Counterclaim.........................................................  22
35.  Recovery of Sums Required to Be Paid...........................................  22
36.  Marshalling and Other Matters..................................................  22
37.  Hazardous Waste................................................................  22
38.  Access Laws....................................................................  23
39.  Indemnification................................................................  24
40.  Notices........................................................................  25
41.  Authority......................................................................  25
42.  Waiver of Notice...............................................................  25
43.  Remedies of Borrower...........................................................  25
44.  Sole Discretion of Lender......................................................  25
45.  Nonwaiver......................................................................  26


46.  No Oral Change.................................................................  26
47.  Liability......................................................................  26
48.  Inapplicable Provisions........................................................  26
49.  Headings, etc..................................................................  26
50.  Duplicate Originals............................................................  26
51.  Definitions....................................................................  26
52.  Homestead......................................................................  27
53.  Assignments....................................................................  27
54.  Exculpation....................................................................  27
55.  Integration....................................................................  27
56.  Applicable Law; Jurisdiction...................................................  27
57.  Additional Terms and Provisions................................................  27

     THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (the "Mortgage") is made as of the 14th day of March, 1996, by Frank's Nursery & Crafts, Inc., a Michigan corporation ("Borrower"), having its principal place of business (or residing) at 6501 East Nevada, Detroit, Michigan 48234 in favor of Midland Loan Services, L.P., a Missouri limited partnership ("Lender"), having its principal place of business at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

                                  WITNESSETH:

     To secure the payment of an indebtedness in the principal sum of Six Hundred Eighty-two Thousand Eight Hundred Seventy-eight and No/100 Dollars ($682,878.00), lawful money of the United States of America, to be paid with interest according to a certain contemporaneously executed Promissory Note made by Borrower to the order of Lender in substantially the form of Exhibit B attached hereto, and future advances, if any (said Promissory Note, together with all extensions, renewals or modifications thereof, is referred to as the "Note", and said indebtedness, interest, future advances, if any, and all other sums due hereunder, and under the Note and the Other Security Documents (hereinafter defined), including applicable attorney fees and costs, is collectively referred to as the "Debt"), Borrower hereby irrevocably deeds, mortgages and warrants, gives, grants, bargains, sells, aliens, enfeoffs, conveys, confirms, pledges, assigns, grants a security interest in, and hypothecates to Lender, its successors and assigns, with the right to entry and possession, all of its estate, right, title and interest in, to, and under any and all of the following described property (collectively the "Mortgaged Property"), whether now owned or held or hereafter acquired:

     (a) The real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

     (b) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (c) all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), building equipment, materials and supplies, and other property of every kind and nature, whether tangible or intangible, owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"), including the proceeds of any sale or transfer of the foregoing, and, without limiting the generality of the foregoing, if any such Equipment is subject to any prior security interest or prior security agreement (as such terms are defined in the Uniform Commercial Code, as adopted and enacted in the State or States in which any of the Mortgaged Property is located), then the Mortgaged Property shall include all of the right, title and interest of Borrower in and to any such

Equipment, together with all deposits and payments now or hereafter made by Borrower with respect to such Equipment;

     (d) all awards, payments or compensation, including interest thereon, heretofore or hereafter made with respect to the Mortgaged Property for any injury or decrease in the value of the Mortgaged Property related to any exercise of the right of eminent domain or condemnation (including without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights or for a change of grade);

     (e) all leases, reciprocal easement agreements, and other agreements and arrangements affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or at the Premises and the Improvements heretofore or hereafter entered into (the "Leases"), all income, rents (including, without limitation, all percentage rents), issues, profits and revenues (including all oil and gas or other mineral royalties and bonuses) from the Mortgaged Property (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (f) all proceeds of, and any unearned premiums on, any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property; and

     (g) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Lender in the Mortgaged Property;

     TO HAVE AND TO HOLD the Mortgaged Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever to secure the payment to Lender of the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage or in the Other Security Documents;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note, in this Mortgage or in the Other Security Documents, and shall abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void, and Lender shall execute and deliver to Borrower a satisfaction or discharge of this Mortgage, in recordable form.

     Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower will pay the Debt at the time and in the manner provided in the Note, this Mortgage and the Other Security Documents. All the covenants, conditions and agreements contained in: (a) the Note; and (b) all and any documents (other than the Note, this Mortgage, the Other Loan Documents or the Additional Loan Documents) (collectively the "Other Security Documents") now or hereafter executed by Borrower and/or others in favor of Lender, which wholly or partially secure or guaranty payment of the Note, provide for any indemnity in favor of or payment to Lender related to the Debt, the Note or the Mortgaged Property, provide for any escrow/holdback arrangements or for any actions to be completed by Borrower subsequent to the date hereof, or are otherwise related to the loan secured by this Mortgage (the "Loan"); are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. Notwithstanding anything herein to the contrary, neither this Mortgage nor any of the Other Security Documents shall secure the payment of any Post-Foreclosure Transfer Environmental Losses (as defined in that certain Environmental Indemnity Agreement executed by Borrower in favor of Lender contemporaneously herewith).

2. Warranty of Title. Borrower warrants that Borrower has good title to the Mortgaged Property and has the right to deed, mortgage, give, grant a security interest in, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Borrower possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy in favor of the Lender insuring the lien of this Mortgage. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage to Lender against the claims of all persons whomsoever.

3.    Insurance Requirements.

      (a) Borrower, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, fire, lightning, windstorm, hail, explosion, riot attending a strike, riot, civil commotion, aircraft, vehicles, smoke, vandalism, malicious mischief, burglary and theft, and to the extent required by Lender, earthquake or any other risks insured against by persons operating like properties in the locality of the Mortgaged Property. Such insurance shall be in an amount not less than the lesser of (i) the then full replacement cost of the Mortgaged Property, without deduction for physical depreciation, or
      (ii) the outstanding principal balance of the Debt; but in any event an amount sufficient to ensure that the insurer issuing said policies would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

      (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the entire term of this Mortgage the following policies of insurance:

              (i) Flood insurance (meeting the current requirement of the Federal Insurance Administration) if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (A) the stated principal amount of the Note; or (B) the maximum amount of coverage available to the Borrower under the Flood Disaster Protection Act of 1973 (and any successor act thereto).

              (ii) Comprehensive public liability insurance on an "occurrence basis", in the amount of at least $3,000,000.00 per occurrence, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages.

              (iii) Business interruption and/or rental loss insurance (for all losses regardless of cause, and with no exclusions) in an amount equal to the aggregate annual amount of all rents, additional rents (including, without limitation, percentage rents) payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty) and profits or other income from the Mortgaged Property, which business interruption insurance and/or rental loss insurance shall cover such losses for a period of at least twelve (12) months after the date of the fire or other casualty in question. The amount of such insurance shall be increased from time to time during the term of this Mortgage as and when Lender requires, to reflect all rent, additional rent, increased rent and increased additional rent payable by all new or renewal tenants, and all increased profits or other income from the Mortgaged Property.

              (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (excepting any such apparatus located within and serving individual residential units of the Improvements, if any).

              (v) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.

      (c) All policies of insurance (individually, a "Policy", and collectively the "Policies") required pursuant to this Mortgage: (i) shall be issued by an insurer satisfactory to Lender, in its sole discretion;
      (ii) shall contain a mortgagee non-contribution clause satisfactory to Lender, in its sole discretion, naming Lender as the person to which all payments made by such insurance company shall be paid; (iii) shall be maintained throughout the term of this Mortgage without cost to Lender;
      (iv) shall be assigned and delivered to Lender; (v) shall contain such provisions as Lender deems necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, termination or cancellation of the applicable Policy; and (vi) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each expiring Policy.

4.    Casualty Loss.

      (a) If the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender. Borrower hereby authorizes and empowers Lender to settle, adjust or compromise any claims for any insurance proceeds arising from any Casualty (the "Insurance Proceeds"), to receive such Insurance Proceeds and to retain and apply such Insurance Proceeds as set forth herein. If no Event of Default (hereinafter defined), or event which with the giving of notice or passage of time, or both, would give rise to an Event of Default, has occurred as of the date of the Casualty, then:

              (i) If the aggregate amount of any Insurance Proceeds resulting from a Casualty is equal to $15,000.00 or less, such Insurance Proceeds shall be paid directly to Borrower and shall be applied by Borrower to the prompt repair and replacement of the Mortgaged Property;

              (ii) If the aggregate amount of any Insurance Proceeds resulting from a Casualty (or series of related Casualties) exceeds $15,000.00 and the value of the Mortgaged Property immediately following such Casualty remains greater than fifty percent (50%) of its value immediately prior to such Casualty, then all Insurance Proceeds from such Casualty shall be paid to Lender; provided, however, that so long as no Event of Default exists and subject to the requirements set forth herein, Lender shall disburse such amounts of the Insurance Proceeds (after deduction for Lender's costs and expenses of collection) as Lender reasonably deems necessary for the repair or replacement of the Mortgaged Property, with any balance remaining after such disbursement being applied by Lender to the Debt in such priority and proportions as Lender deems proper;

              (iii) If the value of the Mortgaged Property immediately following any Casualty (or series of related Casualties) does not exceed fifty percent (50%) of its value immediately prior to such Casualties, then all Insurance Proceeds from such Casualties shall be paid directly to Lender and Lender, at its discretion: (A) may declare the entire Debt to be immediately due and payable and apply all such Insurance Proceeds, after deduction for Lender's costs and expenses of collection, to the Debt in such priority and proportions as Lender deems proper; or (B) subject to the requirements set forth herein, may disburse such amounts of the Insurance Proceeds as Lender reasonably deems necessary for the repair or replacement of the Mortgaged Property, with any balance remaining after such disbursement being applied by Lender to the Debt in such priority and proportions as Lender deems proper; and

              (iv) If no Event of Default (as hereinafter defined) has occurred, and no event has occurred that with notice and/or the passage of time, or both, would constitute an Event of default, then no Prepayment Consideration (as defined in the Note) will be due with respect to any Insurance Proceeds paid to Lender pursuant to subclauses (ii) or (iii) above. If an Event of Default has occurred, or an event has occurred that with notice and/or the passage of time, or both, would constitute an Event of Default, then Prepayment Consideration will be due with respect to any Insurance Proceeds paid to Lender pursuant to Subclauses (ii) and
              (iii) above. An Event of Default which existed but which was completely cured prior to the date of Casualty shall not in itself give rise to any Prepayment Consideration under this subsection.

      (b) All disbursements of any portion of any Insurance Proceeds held by Lender shall be subject to all terms and conditions deemed necessary by Lender, including: (i) Lender's receipt of satisfactory requests for disbursements, paid bills and lien waivers, architect certificates or other certificates, and certificates or endorsements from title insurance companies; (ii) Borrower's deposit with Lender of any additional funds necessary to supplement the Insurance Proceeds, so as to cover, in advance, the entire cost of the necessary repairs or replacements to the Mortgaged Property as established by the certificate of an architect or engineer (employed by Lender at Borrower's expense); (iii) such architect's or engineer's determination that such repairs or replacements may be effected within a period of six (6) months or less; and (iv) Borrower's prompt and diligent completion of such repairs or replacements in accordance with plans and specifications submitted to and approved by Lender. Lender, whether in possession of the Premises or not, shall not have any obligation to advance or make funds other than the Insurance Proceeds available for the repair or replacement of the Mortgaged Property.

5.    Payment of Taxes and Other Charges.

      (a) Borrower shall pay or cause to be paid and discharged all taxes, assessments, water rates and sewer rents now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (collectively the "Taxes"), and all ground rents, utility charges, maintenance charges, other governmental impositions, and all other liens or charges whatsoever which may be or become a lien or charge against the Mortgaged Property (including without limitation, mechanics and materialmen's liens, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises), now or hereafter related to, or levied, assessed or imposed against, the Mortgaged Property or any part thereof (collectively the "Other Charges") as the same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes and Other Charges have been paid prior to the same becoming delinquent.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that: (i) no Event of Default has occurred and shall be continuing; (ii) Borrower is permitted to do so under the provisions of any mortgage, deed of trust, ground lease, or other instrument which creates a superior or junior lien to this Mortgage (it being understood that no such superior or junior liens will be permitted unless specifically allowed, in writing, by Lender); (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall have set aside adequate reserves (which Lender may at its option require to be placed in escrow with Lender) for the payment of the Taxes or Other Charges, together with all interest and penalties; and (vi) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

      (c) The failure of the Borrower to pay any taxes or assessments assessed against the Mortgaged Property, or any installment thereof, or any premiums payable with respect to any insurance policy covering the Mortgaged Property, shall constitute waste, as provided by Act No. 236 of the Michigan Public Acts of 1961 as amended (MCL Section 600.2927). The Borrower further hereby consents to the appointment of a receiver under said statute, should the Lender elect to seek such relief thereunder.

6. Escrowed Funds. Borrower shall, at the option of Lender or its designee, pay to Lender or its designee on the first day of each calendar month one-twelfth of an amount which would be sufficient to pay all Insurance Premiums, Taxes and Other Charges payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months. (The aggregate of said amounts so held by Lender is hereinafter called the "Escrowed Funds"). Borrower hereby pledges to Lender any and all Escrowed Funds now or hereafter held by Lender as additional security for the payment of the Debt. Lender will apply the Escrowed Funds to payments of Taxes, Other Charges and Insurance Premiums required to be made by Borrower pursuant hereto. If the amount of the Escrowed Funds held by Lender shall exceed the amounts required for the payment of the Taxes, Other Charges and Insurance Premiums described above, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrowed Funds. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Mortgaged Property. If, at any time, the Escrowed Funds are not sufficient to pay the Taxes, Other Charges and Insurance Premiums described above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any Escrowed Funds held by it to the payment of the following items in any order in its sole discretion:

      (i)    Taxes and Other Charges;
      (ii)   Insurance Premiums;
      (iii)  Interest on the unpaid principal balance of the Note;
      (iv)   Amortization of the unpaid principal balance of the Note; and
      (v) All other sums payable pursuant to the Note, this Mortgage and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Mortgage and any applicable Prepayment Consideration.

Until expended or applied as above provided, the Escrowed Funds shall constitute additional security for the Debt. The Escrowed Funds shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrowed Funds shall be payable to Borrower.

      To the extent Borrower timely deposits all required Escrowed Funds with Lender, Borrower shall be relieved of any further obligation to directly pay, or to deliver to Lender any evidence of the payment of (prior to their expiration or delinquency), any Insurance Premiums, Taxes or Other Charges.

7. Condemnation. Borrower shall promptly give Lender written notice of the actual or threatened commencement of any exercise of a right of condemnation or eminent domain affecting all or any part of the Mortgaged Property (each such event being hereinafter referred to as a "Condemnation"), and shall deliver to Lender copies of any and all papers served in connection with any such Condemnation. Notwithstanding any taking (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) of all or any part of the Mortgaged Property through a Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, this Mortgage and the Other Security Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender (after deducting any expenses of collection) to the Debt. Lender shall not be limited to the rate of interest paid on any such award or payment from a Condemnation but shall be entitled to receive out of such award or payment interest at the rate then applicable under the Note. Borrower shall cause any award or payment payable to Borrower in any Condemnation to be paid directly to Lender. Lender shall apply any such award or payment (after deducting any expenses of collection) to the reduction or discharge of the Debt (whether or not then due and payable). No Prepayment Consideration shall be payable solely in connection with such application; provided, however, that notwithstanding the foregoing, if an Event of Default is existing as of the date of the

Condemnation, or an event has occurred as of the date of the Condemnation that with notice and/or the passage of time, or both, would constitute an Event of Default hereunder, then any Condemnation awards or proceeds applied to the Debt pursuant to this section shall be subject to the Prepayment Consideration computed in accordance with the terms of the Note. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of any such award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment in an amount sufficient to fully satisfy the Debt.

8.    Leases and Rents.

      (a) Borrower does hereby assign to Lender all current and future Leases and Rents. Notwithstanding any provision in this Mortgage providing that an absolute assignment of rents is created, the assignment of rents in this Mortgage assigns the rents only as security for the indebtedness evidenced by the Note and the covenants and agreements contained in this Mortgage, and shall be so construed whenever the contrary intent shall appear, and whenever possible to carry out the intent of this assignment of rents. Lender shall be entitled to all of the rights and benefits conferred, and this assignment of rents shall be governed, by Act 210 of Michigan Public Acts of 1953 as amended (MCL 554.231 et seq.).

      (b) Borrower warrants that: (i) Borrower is the sole owner of the entire lessor's interest in the Leases; (ii) the Leases are in all material respects valid and enforceable and have not been altered, modified or amended in any manner since copies of same were last delivered to Lender;
      (iii) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (iv) none of the Rents have been collected for more than one (1) month in advance; (v) Borrower has full power and authority to execute and deliver the Assignment of Rents and Leases dated of even date herewith from Borrower in favor of Lender (the "Lease Assignment") and the execution and delivery of the Lease
      Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower or the Mortgaged Property; (vi) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (vii) to the best of Borrower's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents; and
      (viii) other than Leases for all or any part of the Mortgaged Property for residential purposes, for congregate care services or for mini-warehouse storage rentals (except for storage rentals of ten percent (10%) or more of the rentable square footage of such storage facility) (collectively "Residential Leases"), true and correct copies of all Leases in existence as of the date hereof have been delivered to Lender.

      (c) Nothing herein shall be construed to bind Lender to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Lender. Borrower agrees to execute and deliver to Lender such additional instruments, in form and substance satisfactory to Lender, as Borrower may hereinafter require to further evidence and confirm the Lease Assignment.

      (d) With respect to all Leases, Borrower shall: (i) observe and perform all the obligations imposed upon Borrower as landlord; (ii) not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (iii) other than Residential Leases, promptly send to Lender copies of all notices of default which Borrower shall send or receive thereunder; (iv) enforce all of the material terms, covenants and conditions which are to be performed by any tenant, short of termination thereof; (v) not collect any of the Rents more than one (1) month in advance; (vi) not execute any other assignment of Borrower's interest in any of the Leases or the Rents; (vii) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Lender shall from time to time require; and (xi) not extend any Lease or enter into any new or renewal Lease affecting the Mortgaged Property except as allowed pursuant to this Mortgage and the Lease Assignment.

      (e) Without obtaining Lender's prior written approval (which shall not be unreasonably withheld), Borrower shall not:

                 (i) extend any Lease or enter into any new or renewal Lease affecting the Mortgaged Property; provided, however, that no such approval is required if: (A) such Lease is written on a standard form of lease approved in writing by Lender with no material changes to such standard form; (B) all of the terms of such Lease equal or exceed the requirements set forth in the then applicable Leasing Report (as defined below); (C) such Lease is an arm's-length transaction with an unrelated third party tenant; (D) an executed copy of such Lease (other than Residential Leases, unless requested by Lender) shall be furnished to Lender within ten
            (10) days after its execution; (E) such Lease provides that upon Borrower's request the tenant thereunder shall subordinate such Lease to the Mortgage and shall agree to attorn to Lender and such subordination and attornment shall be evidenced by a written agreement executed by such tenant in form and substance satisfactory to Lender;

                 (ii) other than Residential Leases, consent to any assignment of or subletting by any tenant under any of the Leases (except in accordance with the terms of such tenant's Lease);

                 (iii) alter, modify, change, cancel or terminate any guaranty of any of the Leases;

                 (iv) other than Residential Leases, materially alter, modify, change the terms of, cancel, terminate or accept a surrender of any of the Leases; or

                 (v) transfer or permit a transfer of the Mortgaged Property or of any interest therein, even if such a transfer is permitted under the Mortgage, if such transfer would effect a merger of the estates and rights of, or a termination or diminution of the obligations of, tenants under any of the Leases.

      (f) Notwithstanding anything to the contrary contained in Paragraph 8(e), Borrower agrees that: (i) Borrower shall not modify, amend, supplement or replace the approved standard form of lease referred to in Paragraph 8(e)(i) without Lender's prior written approval, which approval shall not be unreasonably withheld; and (ii) Borrower shall not enter into, materially modify, extend, renew or terminate any Lease in respect of forty (40%) percent or more of the rentable space at the Mortgaged Property without Lender's prior written approval, which approval may be withheld or granted in Lender's sole discretion. Any request for approval under this Paragraph 8(f) shall be made in accordance with Paragraph 40 hereof.

      (g) Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Mortgaged Property after an Event of Default or from any other act or omission of Lender in managing the Mortgaged Property after an Event of Default unless such loss is caused by the willful misconduct and bad faith of Lender. Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or under or by reason of this Mortgage or the Lease Assignment. Borrower hereby agrees to hold Lender harmless from any and all liability, loss or damage (including attorney fees and the costs of defense) from any and all claims and demands whatsoever asserted against Lender pursuant to the Leases, this Mortgage or the Lease Assignment, including, without limitation, any claims or demands related to any alleged obligations or alleged undertakings on Lender's part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Borrower shall reimburse Lender immediately upon demand for the amount of any such liability, loss or damage, the payment of which shall be secured by this Mortgage, the Lease Assignment and by the Other Security Documents. Upon the failure of Borrower to reimburse Lender, Lender may, at its option, declare the entire Debt immediately due and payable. Nothing contained herein or in the Lease Assignment shall obligate or make Lender liable for (i) the control, care, management or repair of the Mortgaged Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Mortgaged Property by the tenants or any other parties, (iv) any dangerous or defective condition of the Mortgaged Property, including without limitation the presence of any Hazardous Substances (as defined in the Mortgage), or (v) any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

9.    Maintenance, Use and Management of Mortgaged Property.

      (a) Borrower shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender, not to be unreasonably withheld. Borrower shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, except that Borrower shall be permitted to contest any change or proposed change thereto under the same terms and conditions as permitted in paragraph 5(b), above. Borrower shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any Casualty, become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall also complete and pay for any structure at any time in the process of construction or repair on the Premises. Unless Lender otherwise consents in writing, Borrower shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, replat, easement, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender.

      (b) Borrower shall use and continuously operate and permit the use and continuous operation of the Premises and the Improvements as provided for in Borrower's original loan application to Lender.

      (c) Unless Lender otherwise consents in writing, Borrower shall not initiate, join in, acquiesce in or consent to the removal or resignation of the managing agent for the Mortgaged Property or the transfer of ownership, management or control of such managing agent to a person or entity other than Borrower or the general partner or managing partner of Borrower.

10.   Sale of Mortgaged Property or Change in Borrower.

      (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower in agreeing to make the loan secured hereby, and that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Mortgaged Property.

      (b) Borrower may not Transfer (hereinafter defined) the Mortgaged Property, nor allow any Change in Ownership (hereinafter defined), unless all of the following conditions shall have been satisfied: (i) Lender has received Borrower's written request for a Transfer, or for a Change in Ownership (or any other request resulting in a new obligor under the Loan) and Lender shall have expressly approved such request in writing, subject to the satisfaction of all requirements hereunder; (ii) no Event of Default has occurred and is continuing; (iii) the proposed new owner/assignee of the Mortgaged Property (the "New Borrower") meets all of the Lender's Underwriting Standards (hereinafter defined); (iv) the Mortgaged Property meets all of the Lender's Underwriting Standards related to its financial condition, cash flow, operating income, physical condition, management and operation; (v) Borrower reimburses Lender for all underwriting costs incurred by Lender in connection with such Transfer or Change in Ownership (including without limitation, engineering and/or architect's fees, environmental studies, title searches, credit checks, attorney fees), whether or not any requested Transfer or Change in Ownership is approved or consummated; (vi) Borrower remits to Lender an assumption fee in the amount of one percent (1%) of the outstanding balance of the Debt as of the date of such Transfer or Change in Ownership, not as a penalty, but as compensation to Lender for administrative costs and loss of Prepayment Consideration. A failure to comply with any of the terms of this paragraph 10 shall constitute an Event of Default, and Lender may then declare the entire Debt immediately due and payable upon any such Transfer or Change in Ownership.

      (c) "Lender's Underwriting Standards" shall mean the actual commercial loan underwriting standards of Midland Loan Services, L.P. (or any successor entity that is then servicing the Loan) in effect at the time of the proposed Transfer or Change in Ownership, or, if no such standards exist, such standards which are then customary for a commercial lender in connection with a mortgage loan of the size and type of the Borrower's loan from Lender secured hereby.

      (d) A "Transfer" is defined as any sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer of the Mortgaged Property or any part thereof or interest therein, whether voluntary or involuntary or otherwise. Without limiting the generality of the foregoing, a Transfer is deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder; or (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents.

      (e) A "Change in Ownership" is defined as follows: (i) if Borrower, any Guarantor (hereinafter defined), or any general partner in Borrower or any Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of any of such corporation's stock (or any of the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise), or the creation or issuance of any new stock in one or a series of transactions, by which an aggregate of more than forty percent (40%) any of such corporation's stock shall be vested in a party or parties who are not now stockholders (where appropriate, a corporation shall be deemed to include a limited liability company, co-op, business trust, joint venture or other entity, and the rules applicable to shares of stock will apply with equal force to membership shares or similar indicia of ownership, or actual ownership interest in these other entities); and (ii) if Borrower, any Guarantor or any general partner of Borrower or any Guarantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner. Except as set forth above, involuntary changes in ownership resulting from a death or physical or mental disability shall not be considered a Change in Ownership.

      (f)   Borrower shall be released from liability for the Debt only after:
      (i) all conditions for a Transfer or Change in Ownership have been satisfied; (ii) all security documents deemed necessary by Lender have been executed, delivered, recorded and perfected; (iii) Lender has received a policy of title insurance (or similar assurance) reflecting the new ownership and the priority and perfection of Lender's security; (iv) the New Borrower has assumed all required personal liability; and (v) all other reasonable requirements of Lender are satisfied.

11. No Other Encumbrances Permitted. Except for financing liens placed against the Borrower's inventory in the normal course of business, Borrower shall not, directly or indirectly, mortgage, pledge, hypothecate, encumber, assign or otherwise place a lien or security interest against the Mortgaged Property without in each instance obtaining the prior written consent of Lender, which consent may be given or withheld by Lender in each instance in its sole discretion. If Lender does consent to any additional mortgages or liens, it may require the modification of this Mortgage, payment of an administrative fee in an amount determined by Lender and such other conditions as Lender shall determine in its sole discretion. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon such encumbrance. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

12.   Estoppel Certificates and No Default Affidavits.

      (a) After request by Lender, Borrower shall within ten (10) business days furnish Lender with a statement, duly acknowledged and certified by Borrower, setting forth: (i) the amount of the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the rate of interest of the Note; (iv) the date installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt, if any; and (vi) that the Note, this Mortgage and the Other Security Documents are valid, legal and binding obligations and have not been modified, or if modified, giving particulars of such modification.

      (b) Within ten (10) business days after request by Lender, Borrower will furnish Lender with estoppel certificates, in form and content satisfactory to Lender, from all tenants specified by Lender (other than tenants under Leases for residential purposes, congregate care services or mini-warehouse storage rentals (unless such storage rental exceeds ten percent (10%) of the rentable square footage of such storage facility) (collectively "Residential Leases")), or, if any tenant fails to provide such estoppel certificate, Borrower shall provide a certificate with respect to the tenancy of such tenant, in form and substance satisfactory to Lender.

13. Cooperation. Borrower acknowledges that Lender and its successors and assigns may: (a) sell or assign this Mortgage, the Note and any of the Other Security Documents to one or more investors as a whole loan; (b) sell or assign a participation interest in the Debt to one or more investors; (c) deposit this Mortgage, the Note and any of the Other Security Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets; or (d) otherwise sell or assign the Debt, the Note, this Mortgage and any of the Other Security Documents, or any interest therein to investors (the transactions referred to in subparagraphs (a) through (d) above are hereinafter referred to as "Secondary Market Transactions"). Borrower shall cooperate in good faith with Lender in effecting any such Secondary Market Transaction and in addressing such matters as any party involved in a Secondary Market Transaction may require, including the provision of such information and documents relating to Borrower, any Guarantors, the Mortgaged Property and any tenants of the Improvements as Lender may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to prospective investors any information in its possession, including, without limitation, financial statements relating to Borrower, any Guarantors, the Mortgaged Property and any tenant of the Improvements.
Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Mortgaged Property may be included in a private placement memorandum, prospectus or other disclosure documents.

14.   Books and Records; Reporting Requirements.

      (a) Borrower and Guarantor(s), if any, shall keep complete and accurate books and records of account in accordance with generally accepted accounting principles consistently applied. Borrower shall deliver, or cause to be delivered, the reports and financial statements described below, all in form acceptable to Lender (collectively the "Reports"), within the time period required.

            (i) Within ninety (90) days after the close of each fiscal year of Borrower, Borrower shall deliver, or cause to be delivered to
            Lender: (A) an annual rent roll, certified by the Borrower's chief financial officer (or other person acceptable to Lender); (B) an annual operating statement of the Mortgaged Property, certified by the Borrower's chief financial officer (or other person acceptable to Lender); and (C) an annual balance sheet and profit and loss statement of Borrower certified by the Borrower's chief financial officer (or other person acceptable to Lender).

            (ii) Within ninety (90) days after the close of the separate individual fiscal years of any Guarantor, Borrower shall deliver, or cause to be delivered to Lender, an annual balance sheet and profit and loss statement of each Guarantor, if any, certified by such Guarantor's chief financial officer (or other person acceptable to Lender).

            (iii) Within thirty (30) days after the close of each calendar quarter, Borrower shall deliver, or cause to be delivered the following, all to be certified by the Borrower's chief financial officer (or other person acceptable to Lender): (A) a quarterly rent roll; (B) a quarterly operating statement of the Mortgaged Property;
            (C) a quarterly balance sheet and profit and loss statement of Borrower.

      (b) Annually, no later than each February 1 during the term of the Note, Borrower shall deliver to Lender, for Lender's approval in its sole discretion, a report (the "Leasing Report") setting forth the minimum economic terms which Borrower proposes for use in connection with the standard lease form for Leases of portions of the Mortgaged Property during the twelve month period beginning upon such anniversary date. The terms set forth in the Leasing Report shall reflect the prevailing market conditions for like properties in the locality of the Mortgaged Property.

      (c) Borrower shall supplement the required Reports and Leasing Reports and provide such other financial information in respect of Borrower, any Guarantor and the Mortgaged Property as Lender, from time to time, may request. Borrower acknowledges that, without timely delivery of complete and accurate Reports and Leasing Reports, Lender may not be able to execute a Secondary Market Transaction. Borrower agrees that failure to timely deliver any of the Reports or the Leasing Reports shall be an Event of Default hereunder.

15. Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

16. Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby mortgaged, warranted, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Mortgaged Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Note, this Mortgage, the Other Security Documents, at law or in equity, including without limitation the rights and remedies described in this paragraph.

17. Recording of Mortgage, etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Borrower shall cause this Mortgage, the Lease Assignment and any other instrument creating or evidencing a lien or security interest in Lender's favor upon the Mortgaged Property, and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and protect Lender's interest in and lien or security interest upon the Mortgaged Property. Except where otherwise prohibited by law, Borrower will pay all filing, registration or recording fees,

`
and all expenses incident to the preparation, execution, acknowledgment, and subsequent release or reconveyance of this Mortgage and the Note, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, any instrument of further assurance and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the same. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

18. Prepayment. The Debt may only be prepaid in accordance with the terms of the Note.

19. Events of Default. The Debt shall become immediately due and payable at the option of Lender, without notice or demand, upon the occurrence of any one or more of the followings events ("Events of Default"):

      (a) if Borrower fails to make the full and punctual payment of any amount payable pursuant to the Note or hereunder on a monthly basis, which failure is not cured on or before the fifth (5th) day after written notice from Lender to Borrower of such failure;

      (b) if Borrower fails to pay the entire outstanding principal balance of the Note, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date (as defined in the Note), or upon acceleration, or on the Prepayment Date (as defined in the Note);

      (c) if Borrower fails to make the full and punctual payment of any portion of the Debt (other than payments described in subparagraphs (a) and (b) immediately above) which failure is not cured on or before the twentieth (20th) day after written notice from Lender to Borrower of such failure;

      (d) if Borrower fails to make the full and punctual payment of Taxes or Other Charges as required hereby;

      (e) if Borrower fails to keep the Policies of insurance required hereby in full force and effect, or fails to promptly deliver copies thereof to Lender upon request;

      (f) if a Transfer or a Change in Ownership occurs in violation of the provisions of this Mortgage, or if Borrower violates or does not comply with the provisions of the Lease Assignment, or paragraphs 37 or 39 of this Mortgage;

      (g) if any representation or warranty of Borrower, or of any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Mortgage, the Note or the Other Security Documents (a "Guarantor"), made herein, in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

      (h) if Borrower shall make an assignment for the benefit of creditors or if Borrower is not paying debts as and when the same become due;

      (i) if a receiver, liquidator or trustee of Borrower shall be appointed or if Borrower is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then upon the same not being discharged, stayed or dismissed within sixty
      (60) days;

      (j) if Borrower shall be in default under any other deed of trust, mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in priority to this Mortgage (it not being implied by this clause that any such encumbrance will be permitted);

      (k) if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien (other than a lien for local real estate taxes and assessments not then due and payable, or any lien being contested by Borrower pursuant to its rights hereunder) and such lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days;

      (l) if Borrower fails to promptly and diligently cure any material violations of laws or ordinances affecting the Mortgaged Property; or

      (m) if for more than thirty (30) days after written notice from Lender, Borrower shall fail to perform any other term, covenant or condition of the Note, this Mortgage or any of the Other Security Documents; provided, however, that if such failure to perform is of a type which cannot be cured within such thirty (30) day period and Borrower diligently commences and prosecutes such cure, Lender shall allow a reasonable additional time period (not to exceed sixty (60) additional days) to complete such cure.

20. Default Interest. Upon the occurrence of any Event of Default (including, without limitation, the failure of Borrower to pay the Debt in full on the Maturity Date), Borrower shall pay interest on the unpaid principal balance of the Note at the Default Rate (as defined in the Note).

21. Right to Cure Defaults. Upon the occurrence of any Event of Default, or if Borrower fails to make any payment or to do any act as herein required, Lender may do such acts or make such payments in Borrower's stead, in such manner and to the extent that Lender may deem necessary to protect the security hereof. Any such acts or payments by Lender shall be at Lender's sole discretion, may be taken without notice to or demand on Borrower, and will not release Borrower from any obligation hereunder. Lender is authorized to enter upon the Mortgaged Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property, to cause this Mortgage to be foreclosed or to collect the Debt. All such costs and expenses (including attorney fees) incurred by Lender in remedying any such Event of Default, in acting or making payments in Borrower's stead, or in appearing in, defending or bringing any of the foregoing actions or proceedings, shall bear interest at the Default Rate from the date incurred by Lender until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

22. Prepayment After Event of Default. If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Mortgaged Property, either through foreclosure or the exercise of other remedies available to Lender under this Mortgage or the Other Security Documents, such tender by Borrower shall be deemed to be a voluntary prepayment under the Note and all applicable Prepayment Consideration shall be immediately due and payable.

23.   Lender's Remedies.

      (a) Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property, including, without limitation, the following actions:

            (i)   declare the entire Debt to be immediately due and payable;

            (ii) institute proceedings to foreclose this Mortgage, in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

            (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

            (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or the Other Security Documents;

            (v) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

            (vi) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt or the solvency of the Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

            (vii) enforce Lender's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorney fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, assessments, Insurance Premiums and Other Charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees; or

            (viii) pursue such other rights and remedies as may be available at law and in equity.

      In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

      (b) Upon the completion of any sale or sales made under or by virtue of this Mortgage, an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney of Borrower, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold, and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that Lender shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Mortgage pursuant to any proceedings to foreclose this Mortgage or any judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

      (c) Upon any sale made under or by virtue of this Mortgage pursuant to any proceedings to foreclose this Mortgage or any judgment or decree of foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom (to the extent allowed by applicable law) the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Mortgage.

      (d) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

24. Additional Lender's Remedies. If an Event of Default shall have occurred, Lender shall have the following rights and remedies, which shall be in addition to and not in limitation of any other rights and remedies set forth in this
Mortgage:

            (a) Lender may commence foreclosure proceedings against the Mortgaged Property, as an entirety (including personal property) or otherwise as the Lender may determine, through judicial proceedings or by advertisement, at the option of the

      Lender, pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the same to be sold at public sale and convey the same to the purchaser, in accordance with said statutes, in a single parcel or in several parcels at the option of the Lender. By execution of this Mortgage, Borrower has granted to Lender the power to sell and convey any or all of the Mortgaged Property at public sale in accordance with the statutes providing therefor, or as otherwise provided herein. Borrower agrees that no notice of any sale other than as specifically required by applicable law need be given by Lender or any other person. Lender shall have the privilege of selling the Mortgaged Property together or in lots or parcels, as to it shall seem expedient, and shall receive the proceeds of such sale;

      (b) Lender may collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of the Lender; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of the Lender and for all attorneys, counsel, agents, clerks, servants and other employees properly engaged and employed by Lender, the Lender shall apply the monies arising as aforesaid to the Debt in such manner and order as Lender shall determine in its sole and absolute discretion. In connection with the Lender's right to possession of the Mortgaged Property the Borrower acknowledges that it has been advised that there is a significant body of law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the Mortgaged Property (or of other special factors) a person in the role of the Borrower is entitled to remain in possession of the Mortgaged Property and to enjoy the earnings, revenues, rents, issues, profits and income of the Mortgaged Property during the pendency of foreclosure proceedings and until the expiration of the redemption period, notwithstanding that the mortgage expressly provides to the contrary. The Borrower further acknowledges that it has been advised that the Lender considers that the value of the security granted hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Mortgaged Property and that the Lender would not make the loan secured hereby unless it could be assured that it would have the right to take possession of the Mortgaged Property and manage or control management thereof and enjoy the earnings, revenues, rents, issues, profits and income of the Mortgaged Property therefrom immediately upon an Event of Default notwithstanding that foreclosure proceedings may not have been instituted or are pending or that the redemption period, if any, may not have expired. The Borrower hereby knowingly, intelligently and voluntarily waives all rights to possession of the Mortgaged Property from and after the occurrence of an Event of Default and upon demand for possession by the Lender the Borrower agrees not to assert any objection or defense to the Lender's request or to petition to a court for possession, and hereby consents to the appointment of a receiver for the Mortgaged Property. The rights hereby conferred upon the Lender have been agreed upon prior to the occurrence of an Event of Default and the exercise by the Lender of these rights shall not be deemed to put the Lender in the status of a "mortgagee in possession". The

      Borrower acknowledges that this provision is material to this transaction and that the Lender would not make the loan secured hereby but for this Paragraph 24(b);

      (c) To the extent permitted by applicable law, the Lender shall have all of the remedies of a secured party under the Uniform Commercial Code (as defined herein), including, without limitation, the right and power to sell, or otherwise dispose of, the Collateral (as defined herein), or any part thereof, and for that purpose may take immediate and exclusive possession of the Collateral, or any part thereof, and with or without judicial process, enter upon any premises on which the Collateral, or any part thereof, may be situated and remove the same therefrom without being deemed guilty of trespass and without liability for damages thereby occasioned, or at the Lender's option, the Borrower shall assemble the Collateral and make it available to the lender at the place and at the time designated in the demand. The Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale. To the extent permitted by law, the Borrower expressly waives any right or remedy of the Lender existing after default hereunder, other than notice of sale or other disposition of the Collateral required by law, and the Borrower agrees that as it relates to this Paragraph 24(c) only, if such notice is mailed, postage prepaid, to the Borrower at the above address at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice; or

      (d) Lender may receive and collect the rents, issues, profits and revenues of the Mortgaged Property personally or through a receiver so long as such Event of Default shall exist and during the pendency of any foreclosure proceedings and during any redemption period, and the Borrower agrees to consent to a receiver if this is believed necessary or desirable by the Lender to enforce its rights hereunder. The Lender shall be entitled to all of the rights and benefits conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCL Section E554.231 et seq.). The collection of rents, issues, profits or revenues of the Mortgaged Property by the Lender shall in no way waive the right of the Lender to foreclose this Mortgage in the event of any said Event of Default.

25. Late Charges. If any portion of the Debt is not actually received by Lender by close of business on the tenth (10th) day after the date on which it was due, Borrower shall pay to Lender an amount (the "Late Charge") equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law, to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. All such Late Charges shall be automatically due and payable without any notice or demand and shall be secured by this Mortgage and the Other Security Documents.

26. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Mortgaged Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the entire Debt immediately due and payable; provided, however, that no Prepayment Consideration shall be required solely as a result of a prepayment required by any such declaration.

27. No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the entire Debt immediately due and payable; provided, however, that no Prepayment Consideration shall be required solely as a result of a prepayment required by any such declaration.

28. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

29. Usury Laws. This Mortgage, the Other Security Documents and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt or any other charges at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Mortgage, the Other Security Documents or the Note, Borrower is at any time required or obligated to pay any such amounts at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of the principal and not on account of the interest due hereunder.

30. Right of Entry. Lender and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times.

31. Reasonable Use and Occupancy. In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be occupied by Borrower, or may require Borrower to vacate and surrender possession of the Mortgaged Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

32. Security Agreement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), made by and between Borrower, as
debtor, and Lender, as secured party.   Borrower by executing and delivering
this Mortgage has granted and hereby grants to Lender, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being herein referred to as the "Collateral"). If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.
Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorney fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing Lender's rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

33. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Lender shall, at its option, be subrogated to the lien of any deed of trust, mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

34. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender, and, to the extent permitted by law, waives trial by jury in any action or proceeding brought by either party hereto against the other or in any counterclaim asserted by Lender against Borrower, or in any matters whatsoever arising out of or in any way connected with this Mortgage, the Note, any of the Other Security Documents or the Debt.

35. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

36. Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption and similar laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

37. Hazardous Waste. Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge, after due inquiry and investigation: (a) except as disclosed to Lender in the environmental report specifically referred to in an addendum (if any) attached hereto, the Mortgaged Property is not in violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or cleanup including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), and any state superlien and environmental cleanup statutes (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, pollutants or contaminants, petroleum, petroleum by-products, friable asbestos, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) except as disclosed to Lender in the environmental report specifically referred to in an addendum (if any) attached hereto, no Hazardous Substances are or have been discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property otherwise than in compliance with all Environmental Laws; and (d) except as disclosed to Lender in the environmental report specifically referred to in an addendum (if any) attached hereto, no underground storage tanks exist on any of the Mortgaged Property.

      Notwithstanding anything previously disclosed to Lender, so long as Borrower owns or is in possession of the Mortgaged Property, Borrower shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws and shall notify Lender within five (5) business days after Borrower becomes aware of the existence of any Hazardous Substances on, or any alleged or actual violation of any Environmental Laws with respect to, the Mortgaged Property. Borrower shall remove any such Hazardous Substances and/or cure any such violations, as applicable, as required by law, promptly after Borrower becomes aware of same, at Borrower's sole expense. Additionally, Borrower shall obtain and implement an asbestos-containing material operations and maintenance program for all identified and presumed asbestos-containing materials on or in the Mortgaged Property. Nothing herein shall prevent Borrower from recovering such expenses from any other party (excluding Lender) that may be liable for such removal or cure. If, at any time and from time to time while this Mortgage is in effect, Lender has reasonable cause to believe that Borrower has violated, or permitted any violations, under this paragraph 37, then Borrower shall provide, at Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on, or violation of Environmental Laws at the Mortgaged Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property to undertake such inspection or audit. The cost of such inspection or audit shall be immediately due and payable, shall be added to the Debt and shall bear interest at the Default Rate from the date expended by Lender until paid by Borrower. The obligations and liabilities of Borrower under this paragraph 37 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Lender of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

38.   Access Laws.

      (a) Borrower agrees that the Mortgaged Property shall at all times comply with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all similar state and local laws and ordinances related to access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively the "Access Laws").

      (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Mortgaged Property, Borrower shall not alter the Mortgaged Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of an architect, engineer or other person acceptable to Lender regarding compliance with applicable Access Laws.

      (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to any violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

39. Indemnification. In addition to any other indemnifications provided herein or in the Other Security Documents, Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorney fees and expenses), imposed upon, incurred by or asserted against Lender by reason of: (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(d) any failure on the part of Borrower to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance on, from or affecting: (I) the Mortgaged Property; or (II) any other property by reason of any use or ownership of the Mortgaged Property or any action or inaction by Borrower; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Substance; (h) any lawsuit brought or threatened, settlement reached, or government order relating to any Hazardous Substance on, from or affecting: (I) the Mortgaged Property; or (II) any other property by reason of any use or ownership of the Mortgaged Property or any action or inaction by Borrower; (i) any violation of the Environmental Laws, which are based upon or in any way related to any Hazardous Substance including, without limitation, the costs and expenses of any remedial action, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses; and
(j) any failure of the Mortgaged Property to comply with any Access Laws. Any amounts payable to Lender by reason of the application of this indemnification shall be secured by this Mortgage and the Other Security Documents, shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this paragraph 39 shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Lender of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

40. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered;
(b) delivered by Federal Express or some comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:


               Lender:          Midland Loan Services, L.P.
                                210 West 10th Street, 6th Floor
                                Kansas City, MO 64105

               Borrower:        Frank's Nursery & Crafts, Inc.
                                6501 East Nevada
                                Detroit, MI 48234
                                Attention: Robert M. Lovejoy, Jr.


Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) business days following posting if transmitted by mail.

41.   Authority.

      (a) Borrower (and the undersigned representative of Borrower, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Borrower's part to be performed.

      (b) Borrower represents and warrants that Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

42. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any other notice.

43. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the Other Security Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

44. Sole Discretion of Lender. Wherever pursuant to this Mortgage, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

45. Nonwaiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Borrower shall not be relieved of Borrower's obligations hereunder by reason of: (a) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof, of the Note or the Other Security Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the Other Security Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Mortgage. The rights and remedies of Lender under this Mortgage and the Other Security Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

46. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

47. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Mortgage shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

48. Inapplicable Provisions. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

49. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

50. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

51. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form such words shall include the plural and vice versa. The word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein"; the word "Lender" shall mean "Lender and any subsequent holder of the Note"; the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage"; the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity; and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein.

52. Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

53. Assignments. Lender shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Mortgage.

54. Exculpation. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Borrower and its general partners (if any) for the payment of the Debt and for the performance of the other agreements, covenants and obligations contained herein, in the Note or in any of the Other Security Documents shall be limited as set forth in Paragraph 12 of the Note.

55. Integration. This Mortgage, the Note and the Other Security Documents embody the entire agreement by and between Borrower and Lender with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein; provided, however, that except to the extent inconsistent with the specific terms and provisions of this Mortgage, the Note and the Other Security Documents, all representations, warranties, statements, covenants and agreements of Borrower contained in any loan commitment and/or loan application executed in connection with the Loan shall survive the funding of the Loan, any termination, satisfaction, or assignment of this Mortgage and the exercise by Lender of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

56. Applicable Law; Jurisdiction. This Mortgage shall be governed and construed in accordance with the laws of the state in which the Premises and Improvements encumbered by this Mortgage is located, without regard to conflict of law provisions thereof. Borrower hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America (and any appellate courts taking appeals thereof) located in said state for the enforcement of Borrower's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Borrower. Borrower hereby waives and agrees not to assert, as a defense in any action, suit, proceeding or litigation arising out of or relating to this Mortgage, the Note and/or any of the Other Security Documents: (a) that it is not subject to such jurisdiction or that such action, suit, proceeding or litigation may not be brought or is not maintainable in those courts or that this Mortgage, the Note and/or any of the Other Security Documents may not be enforced in or by those courts or that it is exempt or immune from execution; (b) that the action, suit, proceeding or litigation is brought in an inconvenient forum; or (c) that the venue of the action, suit, proceeding or litigation is improper.

57. Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this Mortgage are set forth in the Addendum to Mortgage, Security Agreement and Assignment of Leases and Rents attached hereto and incorporated herein by this reference.

      IN WITNESS WHEREOF, Borrower has executed this Mortgage, Security Agreement and Assignment of Leases and Rents to be effective as of the day and year first above written.



In the presence of:                       "Borrower"

Lauren J. Cato                            FRANK'S NURSERY & CRAFTS, INC.,
- --------------------------------          a Michigan corporation
Print Name:   Lauren J. Cato
            --------------------

Maxine J. Lievois                         By: Robert M. Lovejoy, Jr.
- --------------------------------             ---------------------------
Print Name:   Maxine J. Lievois              Robert M. Lovejoy, Jr.
            --------------------             Vice President and Treasurer



                                ACKNOWLEDGEMENT


STATE OF MICHIGAN      )
                       )  ss.
COUNTY OF   Wayne      )
          ---------

     The foregoing instrument was acknowledged before me this 14th day of March, 1996, by Robert M. Lovejoy, Jr., the Vice President and Treasurer of Frank's Nursery & Crafts, Inc. , a Michigan corporation, on behalf of the corporation.


                                SHERRY L. RYGWELSKI
                                -------------------------------------------
                                Notary Public,    Wayne    County, Michigan
                                               -----------
                                My Commission Expires:    12-27-98
                                                      ---------------------


                                                  [Notary Seal]


Mortgage - Michigan
Last Revised May 18, 1995

                                   EXHIBIT A

                               LEGAL DESCRIPTION


     The real property situated in the County of Kent, State of Michigan, described as follows:

Parcel 1:

Part of the West 1/2 of the Northwest 1/4, Section 15, T6N, R11W, City of Grand Rapids, Kent County, Michigan, commencing at the Northeast corner thereof; thence North 89 degrees 36 minutes 30 seconds West 480.0 feet along the North section line; thence South 02 degrees 52 minutes East 54.6 feet parallel with the West 1/8 line to the South line of 28th Street (100 feet wide) and beginning of this description; thence South 02 degrees 52 minutes East to a line 450 feet South from and parallel with the South line of 28th Street; thence 90 degrees 00 minutes West along said line to the East line of the West 348 feet of the Northwest 1/4; thence North 02 degrees 57 minutes 30 seconds West along said East line to a point 192.25 feet South from the South line of 28th Street; thence North 90 degrees 00 minutes East 93.11 feet; thence North 00 degrees 00 minutes 159.00 feet; thence North 90 degrees 00 minutes East 36.0 feet; thence North perpendicular to the South line of 28th Street to the South line of the North 15 feet of that part of the Northwest 1/4 lying South of the South line of 28th Street; thence East along said South line to the East line of the West 548 feet of the Northwest 1/4; thence North along said East line to the South line of 28th Street; thence East along the South line of 28th Street to beginning; except commencing 494.46 feet North 89 degrees 36 minutes 30 seconds West along the North section line and 54.68 feet South 0 degrees 05 minutes East from the Northeast corner of the West 1/2 of the Northwest 1/4; thence South 00 degrees 05 minutes East 410.90 feet; thence South 89 degrees 55 minutes West 100.0 feet; thence North 00 degrees 05 minutes West 376.04 feet; thence 90 degrees 00 minutes East 10.0 feet; thence North 0 degrees 05 minutes West 35.0 feet; thence North 90 degrees 00 minutes East 90.0 feet along the South line of 28th Street to beginning.

Parcel 2:

Easement for pedestrian and vehicular passage and vehicular parking on, over and across that certain property described in Exhibit D to that certain Reciprocal Easement Grant dated September 6, 1984, and filed for record in Liber 2440 at Page 569, appurtenant to and for the benefit of the property described above as Parcel 1.

Parcel 3:

Easement for pedestrian and vehicular passage and vehicular parking on, over and across that certain property described in Exhibit D to that certain Reciprocal Easement Grant dated July 18, 1983, and filed for record in Liber 2406 at Page 915, appurtenant to and for the benefit of the property described above as Parcel 1.

                                   EXHIBIT B

                                PROMISSORY NOTE

                                                          Loan No.:  94-0903604
                                PROMISSORY NOTE                        Store 25






$682,878.00                                                           Michigan
                                                                March 14, 1996

   FOR VALUE RECEIVED Frank's Nursery & Crafts, Inc., a Michigan corporation ("Borrower"), having its principal place of business at 6501 East Nevada, Detroit, Michigan 48234, promises to pay to the order of Midland Loan Services, L.P., a Missouri limited partnership ("Lender"), at the following address:
210 West 10th Street, 6th Floor, Kansas City, Missouri 64105; or such other place as the holder hereof may from time to time designate in writing, the principal sum of Six Hundred Eighty-two Thousand Eight Hundred Seventy-eight and No/100 Dollars ($682,878.00) in lawful money of the United States of America, with interest thereon to be computed from the date of disbursement under this Promissory Note (the "Note") at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:

  A. A payment, on the date hereof, in the amount of $3,168.54 representing interest from the date of disbursement through the last day of the calendar month in which such disbursement is made;

  B. A constant payment of $6,267.54 on the first day of May, 1996 and on the first day of each calendar month thereafter up to and including the first day of March, 2006, each of such payments to be applied: (a) to the payment of interest computed at the Applicable Interest Rate; and (b) the balance applied toward the reduction of the principal sum; and

  C. The balance of said principal sum, all unpaid interest thereon and all other amounts owed pursuant to this Note, the Mortgage (hereinafter defined), the Other Security Documents (hereinafter defined), or otherwise in connection with the loan evidenced by this Note shall be due and payable on the first day of April, 2006 (the "Maturity Date").

All payments to be made by Borrower to Lender shall be deemed received by Lender only upon Lender's actual receipt of same.

  1. Applicable Interest Rate. Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. The term "Applicable Interest Rate" as used in this Note shall mean, from the date of this Note through and including the Maturity Date, a rate of Nine and 28/100 percent (9.28%) per annum.

  2. Late Charge. If any sum payable under this Note is not received by Lender by close of business on the tenth (10th) day after the date on which it was due, Borrower shall pay to Lender an amount (the "Late Charge") equal to the lesser of five percent (5%) of the full amount of such sum, or the maximum amount permitted by applicable law, to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and any such Late Charges shall be secured by the Mortgage and Other Security Documents.

  3. Security; Defined Terms; Incorporation by Reference. This Note is secured by the Mortgage and the Other Security Documents. The term "Mortgage" as used in this Note shall mean either the Mortgage, Security Agreement and Assignment of Leases and Rents, or the Deed of Trust, Security Agreement and Assignment of Leases and Rents, executed and delivered by Borrower contemporaneously with this Note, which encumbers certain property located in Kent County, Michigan, and which secures the Debt (hereinafter defined). The term "Other Security Documents" means all documents other than this Note or the Mortgage now or hereafter executed and/or delivered by Borrower and/or others and to or in favor of Lender, which wholly or partially secure, evidence or guarantee payment of the Debt, provide for any indemnity in favor of or payment to Lender related to the Debt, the Note or the Mortgaged Property, provide for any escrow/holdback arrangements or for any actions to be completed by Borrower subsequent to the date hereof, or are otherwise related to the loan evidenced by this Note. All amounts due and payable under the Note, together with all sums due under the Mortgage and the Other Security Documents, including any applicable Prepayment Consideration (hereinafter defined) and all applicable attorney fees and costs, are collectively referred to herein as the "Debt." Where appropriate, the singular number shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, personal representatives, executors and administrators. The terms, covenants, and conditions of the Mortgage and Other Security Documents are hereby incorporated herein by reference and are made a part of this Note to the same extent as if they were fully set forth herein.

  4.   Prepayment.

  (a) When Permitted. Except as set forth in this Section, Borrower shall not have the right to prepay all or any portion of the Debt at any time during the term of this Note. Borrower may prepay the Debt in whole, but not in part (except for any prepayment permitted under the Mortgage in the event of a casualty or condemnation) if: (i) no Event of Default (hereinafter defined) then exists; (ii) any applicable Prepayment Consideration (hereinafter defined) is tendered with such prepayment; and (iii) the required notice of prepayment required hereby is timely received by Lender. Notwithstanding anything to the contrary contained herein, no prepayments will be allowed during the period from the sixteenth (16th) day through and including the last day of any calendar month.

  (b)  Notice.   Borrower shall give written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date"). The designated Prepayment Date must fall within the first fifteen (15) calendar days of a month during the term of this Note. Lender shall receive this notice not more than sixty (60) days and not less than (30) days prior to the Prepayment Date. If any such notice of prepayment is given, the entire Debt, including any applicable Prepayment Consideration, shall be due and payable on the Prepayment Date.

  (c) Prepayment Consideration. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all Prepayment Consideration due in connection therewith.
Except as otherwise set forth in the Mortgage, no Prepayment Consideration will be due for involuntary prepayments resulting from any Casualty (as defined in the Mortgage) or Condemnation (as defined in the Mortgage). The "Prepayment Consideration" shall be computed as follows:

              Month 1 through 114: The greater of: (i) one percent (1%) of the outstanding principal balance of the Note at the time of prepayment; or (ii) the Yield Maintenance Amount (hereinafter defined).

              Months 115 through
               maturity:           No Prepayment Consideration.

 Borrower acknowledges that the Prepayment Consideration is a bargained for consideration and not a penalty, and Borrower recognizes that Lender would incur substantial additional costs and expenses in the event of a prepayment of the Debt and that the Prepayment Consideration compensates Lender for such costs and expenses (including without limitation, the loss of Lender's investment opportunity during the period from the Prepayment Date until the Maturity Date). Borrower agrees that Lender shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever.

 (d) Yield Maintenance Amount. The "Yield Maintenance Amount" shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments (including any balloon payment) of principal amount being prepaid and interest on such amount from the Prepayment Date through the Maturity Date (assuming no prepayment were made), determined by discounting such payments at the Discount Rate (hereinafter defined), and subtracting therefrom the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration.

 (e) Prepayment After Event of Default. If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the "Mortgaged Property" (as defined in the Mortgage), either through foreclosure or the exercise of the other remedies available to Lender under the Mortgage or the Other Security Documents, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered and in such case Borrower shall also pay to Lender, with respect to the amount tendered, the applicable Prepayment Consideration set forth in this Note, if any, which Prepayment Consideration shall be immediately due and payable.

 5.   Default.   An "Event of Default" shall occur if:

 (a) the Borrower fails to make the full and punctual payment of any amount payable hereunder or under the Mortgage on a monthly basis, which failure is not cured on or before the fifth (5th) day after the date of written notice from Lender to Borrower of such failure;

 (b) the Borrower fails to pay the entire outstanding principal balance hereunder, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date, upon acceleration or prepayment or otherwise;

 (c) the Borrower fails to make the full and punctual payment of any Late Charges, costs and expenses due hereunder or any other sum of money required to be paid hereunder (other than any payment described in subclauses (a) and (b) immediately above) or under the Mortgage or Other Security Documents which failure is not cured on or before the twentieth (20th) day after Lender's written notice to Borrower that such payment is required; or

 (d) an Event of Default (as defined in the Mortgage or any of the Other Security Documents) shall have occurred under the Mortgage and/or Other Security Documents.

 6. Acceleration. The whole of the Debt, including without limitation, the principal sum of this Note, all accrued interest and all other sums due under this Note, the Mortgage and the Other Security Documents, together with any applicable Prepayment Consideration, shall become immediately due and payable at the option of Lender, without notice, at any time following the occurrence of an Event of Default.

 7. Default Interest. Upon the occurrence of an Event of Default (including without limitation, the failure of Borrower to pay the Debt in full on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal balance at the rate (the "Default Rate") equal to the greater of: (a) four (4)% above the Applicable Interest Rate; or (b) four (4)% above the Prime Rate (hereinafter defined) in effect at the time of the occurrence of the Event of Default; provided, however, that notwithstanding the foregoing, in no event shall the Default Rate exceed the Maximum Rate (hereinafter defined). The term "Prime Rate" shall mean the prime rate reported in the Money Rates section of The Wall Street Journal for the date (the "Default Rate Calculation Date") upon which the Event of Default occurred, or if no publication occurs upon such date, then the date of publication immediately preceding the date of the Event of Default. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published upon the Default Rate Calculation Date in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual payment in full of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the Maturity Date, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

 8. Attorney Fees. In the event that Lender employs attorney(s) to collect the Debt, to enforce the provisions of this Note or to protect or foreclose the security herefor, Borrower agrees to pay Lender's attorney fees and disbursements, whether or not suit be brought. Such fees shall be immediately due and payable.

 9. Limit of Validity. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest or other charges on the Debt at a rate which may subject Lender to civil or criminal liability as a result of such rate exceeding the maximum interest rate which Borrower is permitted to pay by applicable law (the "Maximum Rate"). If by the terms of this Note, Borrower is at any time required or obligated to pay interest or other charges on the Debt at a rate in excess of the Maximum Rate, the rate of interest due under this Note shall be deemed to be immediately reduced to the Maximum Rate and any previous payments in excess of the

Maximum Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

 10. No Oral Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

 11. Assignment. This Note may be freely transferred and assigned by Lender. Borrower's right to transfer its rights and obligations with respect to the Debt, and to be released from liability under this Note, shall be governed by the Mortgage.

 12. Applicable Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the state in which the real property encumbered by the Mortgage is located, without regard to conflict of law provisions thereof. Borrower hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America (and any appellate courts taking appeals thereof) located in said state for the enforcement of Borrower's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Borrower. Borrower hereby waives and agrees not to assert, as a defense in any action, suit, proceeding or litigation arising out of or relating to this Note, the Mortgage and/or any of the Other Security Documents:
(a) that it is not subject to such jurisdiction or that such action, suit, proceeding or litigation may not be brought or is not maintainable in those courts or that this Note, the Mortgage and/or any of the Other Security Documents may not be enforced in or by those courts or that it is exempt or immune from execution; (b) that the action, suit, proceeding or litigation is brought in an inconvenient forum; or (c) that the venue of the action, suit, proceeding or litigation is improper.

 13. Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity shall be joint and several.

 14. Waiver of Presentment, Etc. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, and notice of intent to accelerate the maturity hereof (and of such acceleration), except to the extent that specific notices are required by this Note, the Mortgage or the Other Security Documents.

 15. Full Authority. Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the Other Security Documents and that this Note, the Mortgage and the Other Security Documents constitute valid and binding obligations of Borrower.

16. No Waiver. Any failure by Lender to insist upon strict performance by Borrower or any of the provisions of this Note, the Mortgage or the Other Security Documents shall not be deemed to be a waiver of any of the terms or provisions of this Note, the Mortgage or the Other Security Documents, and Lender shall have the right thereafter to insist upon strict performance by Borrower of any and all of the terms and provisions of this Note, the Mortgage or the Other Security Documents.

 17. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered;
(b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:

      Lender:      Midland Loan Services, L.P.
                   210 West 10th Street, 6th Floor
                   Kansas City, MO 64105

      Borrower:    Frank's Nursery & Crafts, Inc.
                   6501 East Nevada
                   Detroit, MI 48234
                   Attention: Robert M. Lovejoy, Jr.

Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail.

 BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN EVIDENCED BY THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE OR ANY OF THE OTHER SECURITY DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S MAKING OF THE LOAN SECURED BY THE MORTGAGE AND THE OTHER SECURITY DOCUMENTS.

 IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note to be effective the day and year first above written.

                                          "Borrower"

                                          FRANK'S NURSERY & CRAFTS, INC.,
                                          a Michigan corporation

                                          By:
                                             ------------------------------
                                              Robert M. Lovejoy, Jr.,
                                              Vice President and Treasurer

 Pay to the order of Midland Commercial Financing Corp., without recourse.

                                            Midland Loan Services, L.P.,
                                            a Missouri limited partnership

                                            By:  Midland Data Systems, Inc.
                                                   a Missouri corporation,
                                                   its sole General Partner


                                                   By: ________________________

                                                   Print Name: ________________

                                                   Title: _____________________



Pay to the order of _________________________________________, without recourse.


                                            Midland Commercial Financing Corp.,
                                            a Missouri corporation


                                            By: _______________________________

                                            Print Name: _______________________

                                            Title: ____________________________

                             ADDENDUM TO MORTGAGE,
             SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

     This Addendum to Mortgage, Security Agreement and Assignment of Leases and Rents contains certain additional and supplemental terms and provisions of the Mortgage, Security Agreement and Assignment of Leases and Rents (the "Mortgage") dated as of March 14, 1996, executed by Frank's Nursery & Crafts, Inc., as Borrower, in favor of Midland Loan Services, L.P., as Lender. The terms and provisions of this Addendum control and supersede any conflicting terms and provisions contained in the body of such Mortgage.

1. Environmental Report. The environmental report referred to in the Mortgage is the Phase I Environmental Site Assessment of the Mortgaged Property dated October 24, 1995 prepared by ATEC Associates, Inc. in favor of Lender.

2. The following phrase is hereby inserted at the end of paragraph (c) on page 2: "provided, however, that the aforesaid Mortgaged Property shall not include: (i) trade fixtures or trade equipment, including but not limited to shelving, computers, cash registers, communications equipment, signage, facing and furniture, or (ii) inventory;".

3. The phrase "Lender's interest in" is hereby inserted after the term "defend" in paragraph (g) on page 2.

4. The term "reasonably" is hereby inserted after the term "risks" in the seventh line of paragraph 3(a).

5. The phrase "with a waiver of depreciation" contained in the last line of paragraph 3(a) is hereby deleted.

6. Paragraph 3(b)(ii) is hereby deleted and inserted in lieu thereof is the following:

     (ii) Comprehensive public or commercial general liability insurance on an "occurrence basis", in the amount of at least $2,000,000.00 per occurrence, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages, and an additional umbrella liability insurance policy in the amount of at least $1,000,000.00.

7. The phrase "and/or rental loss" contained in the first and sixth lines of paragraph 3(b)(iii) is hereby deleted in each instance. Paragraph 3(b)(iii) is hereby further amended by inserting the following phrase at the end of said paragraph: "such increases shall be effective on the next anniversary date of the Policy immediately following Lender's imposition of such increases."

8. The following phrase is hereby inserted after the term "Lender" in paragraph 3(b)(v): "under the then applicable Lender's Underwriting Standards (as defined in paragraph 10(c) hereof)."

9. The term "thirty (30)" contained in the last sentence of paragraph 3(c) is hereby deleted and inserted in lieu thereof is the term "twenty (20)". The phrase "in its sole discretion" contained in paragraph 3(c)(i) is hereby deleted and inserted in lieu thereof is the phrase "with Borrower's current insurers or with insurers having a rating of A- or better by A.M. Best Company. Paragraph 3(c)(iv) is hereby amended by inserting the following phrase before the term "delivered":
"a copy thereof certified by an officer of the Borrower".

10. The references to the amount "$15,000.00" contained in paragraphs 4(a)(i) and (ii) are hereby deleted and inserted in lieu thereof in each instance is the amount "$50,000.00".

11. The term "reasonable" is hereby inserted after the term "Lender's" in the seventh line of paragraph 4(a)(ii).

12. Notwithstanding anything contained in this Mortgage, the Note or the Other Security Documents to the contrary, any application of Insurance Proceeds to the Debt under paragraph 4(a)(iii)(A) or (B), or payment of the Debt by Borrower after an acceleration by Lender under paragraph 4(a)(iii)(A), shall be without Prepayment Consideration.

13. Notwithstanding anything contained in paragraph 6 to the contrary, Borrower shall not be required to escrow for Insurance Premiums so long as no Event of Default has occurred and is continuing. The tenth and eleventh sentences of paragraph 6 are hereby deleted and inserted in lieu thereof is the following:

      The Escrowed Funds shall be kept by Lender in one (1) or more segregated accounts and shall bear interest for the account of Borrower; provided, however, that escrowed funds held by Lender in connection with other loans to Borrower may be kept by Lender in the same account or accounts in which Lender is keeping the Escrowed Funds.

14. Notwithstanding anything contained in paragraph 7, upon any Condemnation and Lender's application of any Condemnation award or payment to the reduction or discharge of the Debt (whether or not then due and payable), such application shall be without Prepayment Consideration so long as no Event of Default has occurred and is continuing. Upon such application, and so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to prepay the Debt without Prepayment Consideration.

15. Clause (i)(B) of paragraph 8(e) is hereby deleted and inserted in lieu thereof is the following clause: (B) such Lease covers not more than twenty-five percent (25%) of the Mortgaged Property and rent for the leased portion of Mortgaged Property is no less than the pro rata market rent for such portion as specified in the Appraisal.

16. The following phrase is hereby inserted after the term "Premises" in the eleventh line of paragraph 9(a): "to the extent Borrower receives any payment as a result of any Casualty or Condemnation, but only if Borrower does not make a payment of the Debt allowed under Paragraphs 12 or 14 of the Addendum to this Mortgage".

17. The parenthetical phrase "(if any)" is hereby inserted after the term "agent" in the second line of paragraph 9(c).

18.   Paragraph 10(e) shall not apply to any Guarantor.

19. The term "ten (10)" contained in paragraph 12(b) is hereby deleted and inserted in lieu thereof is the term "twenty (20)".

20. The term "thirty (30)" contained in paragraph 14(a)(iii) is hereby deleted and inserted in lieu thereof is the term "forty-five (45)".

21. Paragraph 14(b) only shall apply if more than twenty-five percent (25%) of the Premises is leased to a person or entity unrelated to Borrower.

22.   The last sentence of paragraph 14(c) is hereby deleted.

23. The phrase "after notice to Borrower" is hereby inserted at the end of paragraph 19(k).

24. The phrase "or protest" is hereby inserted after the term "cure" in paragraph 19(l).

25. The phrase "after providing Borrower with reasonable prior notice of such entry" is hereby inserted after the term "times" in paragraph 30.

26. Paragraph 38(a) is hereby deleted and inserted in lieu thereof is the following:

      (a) Borrower agrees that with respect to the Mortgaged Property, it shall cure any violation of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all similar state and local laws and ordinances related to access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively the "Access Laws").

27. Notwithstanding anything contained in paragraph 37 to the contrary, the Borrower and all tenants of the Mortgaged Property shall be permitted to sell, store and use those certain Hazardous Substances on the Mortgaged Property which they sell, store or use in the ordinary course of their business so long as such storage and use comply with all Environmental Laws.

28. The phrase "or about" in the seventh line of paragraph 39 is hereby deleted. The terms "adjoining" and "adjacent" are hereby deleted in each instance from the eighth and ninth lines of paragraph 39. The following phrases are hereby inserted after the term "foreclosure" at the end of paragraph 39: "; provided, however, that Borrower's obligations and liabilities hereunder only shall extend to events occurring during Borrower's possession of the Mortgaged Property".

29.   Paragraph 54 is hereby deleted.

30. If any non-monetary Event of Default occurs hereunder, and thereafter on the fifteenth (15th) day through the last day of any calendar month Borrower receives notice from Lender that Lender has elected to accelerate the full outstanding balance of the Debt as a result of such Event of Default, the full accelerated Debt shall not be due and payable until the first business day of the month next following the date on which such notice is received, if and only if Borrower provides to Lender United States treasury securities acceptable to Lender in its reasonable discretion with a combined face amount of at least the full accelerated Debt determined as of the first business day of the month next following the date on which such notice is received, maturing on said business day. Nothing contained in this Addendum Paragraph shall constitute or effect a release of the lien of this Mortgage.

31.   Lender has made the following loans to Borrower:


 Loan No.    Store     Location of Property                 Loan Amount
 ----------  --------  -----------------------------------  ------------------
 94-0903449  277       Bloomfield, Michigan                 1,330,423.00
 94-0903450  168       Battle Creek, Michigan                 726,793.00
 94-0903447  163       Crystal Lake, Illinois                 857,318.00
 94-0903445  106       Libertyville, Illinois                 867,548.00
 94-0903446  140       Lake Zurich, Illinois                  862,893.00
 94-0903448  167       Schaumburg, Illinois                   883,802.00
 94-0903354   99       Brookhaven, Pennsylvania               892,829.00
 94-0903355   65       Roseville, Minnesota                   956,708.00
 94-0903356  244       Eden Prairie, Minnesota                909,974.00
 94-0903357  245       Eagan, Minnesota                       849,344.00
 94-0903358  623       Staten Island, New York              1,373,432.00
 94-0903359  628       Bridgewater, New Jersey              1,379,474.00
 94-0903360  101       Deptford, New Jersey                 1,280,990.00
 94-0903340  626       Bricktown, New Jersey                1,316,019.00
 94-0903361  139       St. Charles, Missouri                  734,319.00
 94-0903442  265       St. Charles, Missouri                  753,432.00
 94-0903441  135       Bridgeton, Missouri                    730,026.00
 94-0901885  34 & 100  Okemos, Michigan & Joliet, Illinois  2,583,273.69


The foregoing loans shall be referred to herein collectively as the "Other Loans". Each of the Other Loans is evidenced by a Promissory Note (collectively the "Other Notes") executed and delivered by Borrower to the order of Lender in the Loan Amount referenced above. Each of the Other Notes is secured by certain liens and security interests in favor of Lender encumbering certain real estate and other property of Borrower, which liens and security interests are evidenced by: (a) a Mortgage, Security Agreement and Assignment of Leases and Rents or a Deed of Trust, Security Agreement and Assignment of Leases and Rents (collectively the "Other Mortgages"); and (b) certain Other Security Documents (as such term is defined in each of the Other Mortgages). The Other Notes, Other Mortgages and Other Security Documents related thereto are referred to herein collectively as the "Other Loan Documents". Each of the Other Loan Documents secures a certain "Debt" as such term is defined in the related Other Mortgage, which respective "Debts" are referred to herein collectively as the "Other Debt". Borrower and Lender intend that the Loan and all of the Other Loans be cross-collateralized and cross-defaulted as hereinafter described:

      (a) In addition to securing the payment of the Debt, this Mortgage and the Other Security Documents specifically related to the Loan also secure the payment of the Other Debt and the performance of the Other Loan Documents; provided, however, that no owner and holder of all or any part of the Other Debt may enforce such cross-collateralization unless such owner and holder is also the same person or entity which is the owner and holder of the Note, this Mortgage and the Other Security Documents related to the Loan.

      (b) Any Event of Default under any of the Other Loan Documents (an "Other Event of Default") shall also constitute an Event of Default under this Mortgage and the Note; provided, however, that no Event of Default under this Mortgage or the Note may be declared based solely upon the occurrence of any Other Event of Default unless the owner and holder of this Mortgage and the Note is also the owner and holder of the Other Loan Document(s) under which the Other Event of Default has occurred.

The limits upon the enforceability of the cross-collateralization and cross-default provisions contained in the foregoing paragraphs (a) and (b) shall not be deemed to terminate such cross-collateralization and cross-default, which shall continue until the Lender has executed and delivered a specific written release or waiver of the same.

32. Lender may make certain additional loans to Borrower to be secured by real property owned by Borrower that Borrower and Lender may agree to cross-collateralize and cross-default with this Mortgage (the "Additional Loans"). The loan and security documents, instruments and agreements related to or evidencing the Additional Loans shall be referred to herein collectively as the "Additional Loan Documents". The debt and obligations of Borrower under the Additional Loan Documents shall be referred to herein collectively as the "Additional Debt". Borrower and Lender intend that the Loan and all Additional Loans be cross-collateralized and cross-defaulted as hereinafter described, and, notwithstanding any limits upon the enforceability of such cross-collateralization and cross-default set forth herein, that such cross-collateralization and cross-default shall not be terminated and shall continue until Lender has executed and delivered a specific written release or waiver of the same.

      (a) In addition to securing the payment of the Debt, this Mortgage and the Other Security Documents specifically related to the Loan also secure the payment of the Additional Debt and the performance of the Additional Loan Documents; provided, however, that no owner and holder of all or any part of the Additional Debt may enforce such cross-collateralization unless such owner and holder is also the same person or entity which is the owner and holder of the Note, this Mortgage and the Other Security Documents related to the Loan.

      (b) Any breach, default or failure to perform, and the expiration of any applicable cure period, under any of the Additional Loan Documents (an "Additional Event of Default") shall also constitute an Event of Default under this Mortgage and the Note; provided, however, that no Event of Default under this Mortgage or the Note may be declared based solely upon the occurrence of any Additional Event of Default unless the owner and holder of this Mortgage and the Note is also the owner and holder of the Additional Loan Document(s) under which the Additional Event of Default has occurred.

33. Lender shall not be obligated to record a release or satisfaction of this Mortgage until the earlier of the following occurs:

      (a)   Payment in full of the Debt, the Other Debt and the Additional Debt;
            or

      (b) Payment in full of the Debt, so long as immediately prior to or at the time of such payment, none of the following exist and are continuing (collectively "Defaults"): (i) an Event of Default, (ii) an Other Event of Default, (iii) an Additional Event of Default, or
            (iv) an event that with notice, the passage time or both, would constitute an Event of Default, Other Event of Default or Additional Event of Default.

Notwithstanding foregoing subparagraph (b), if there is a Default at or immediately prior to the time when Borrower makes payment in the full of the Debt, Lender may, in its sole and absolute discretion, elect to record a release or satisfaction of this Mortgage.

34. Lender's approval required under Paragraph 10(b)(i), subject to Borrower's satisfaction of all other requirements under Paragraph 10(b), shall not be unreasonably withheld.